UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Professional Diversity Network, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 1, 2025

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Professional Diversity Network, Inc. (the “Company”). The meeting will be held in the main conference room at the Company’s offices at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, on June 12, 2025, at 9:00 a.m., Central Time.

At the meeting, you and the other stockholders will be asked to vote on the proposals described in detail in the notice of meeting on the following page and the accompanying proxy statement. The proxy materials are being mailed on or about May 1, 2025, to our stockholders of record and beneficial owners as of the close of business on the record date, April 15, 2025.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting in person, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card included with a paper copy of this proxy statement as promptly as possible. See “Voting” in the proxy statement for more details. Voting electronically, by telephone or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely,

/s/ Adam He
Adam He
Chief Executive Officer

PROFESSIONAL DIVERSITY NETWORK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2025

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Professional Diversity Network, Inc., a Delaware corporation (the “Company”), will be held in the main conference room at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, on June 12, 2025, at 9:00 a.m., Central Time, for the following purposes:

1. To elect five (5) directors to serve until the next Annual Meeting of Stockholders (and until their successors are duly elected and qualified);

2. To ratify the appointment by the Company's Audit Committee of Sassetti, LLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025;

3. To conduct an advisory vote on the compensation of our named executive officers;

4. To conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 15, 2025 as the record date for the determination of the holders of our common stock entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.

Your vote is very important. Please submit your proxy as soon as possible by using the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy as described in proxy statement so that your vote will be counted if you are unable to attend the Annual Meeting.

Proxy materials for the Annual Meeting will be distributed to holders of our common stock via the internet under the “notice and access” provision outlined by the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, on or about May 1, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to holders of our common stock. The Notice contains instructions on how to access proxy materials on the internet, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2024.

Stockholders who prefer to receive a paper copy of our proxy materials, should follow the instructions included in the Notice.

Important Note Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held June 12, 2025:

Copies of the proxy statement and of our annual report for the fiscal year ended December 31, 2024 are available by visiting the following website: www.proxyvote.com.

By Order of the Board of Directors

/s/ Hao (Howard) Zhang
Hao (Howard) Zhang
Chairman of the Board

Chicago, Illinois

May 1, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.

PROXY STATEMENT

PROXY STATEMENT

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

ANNUAL MEETING

To Be Held on June 12, 2025

The enclosed proxy is solicited by and on behalf of the board of directors (the “Board”) of Professional Diversity Network, Inc., a Delaware corporation (“Professional Diversity Network,” the “Company” or “PDN”), for use at Professional Diversity Network’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 12, 2025 at 9:00 a.m., Central Time, in the main conference room at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We anticipate that mailing of this proxy statement and form of proxy to our stockholders, or the mailing of the Notice of Internet Availability of Proxy Materials, will commence on or about May 1, 2025. This proxy statement and the form of proxy relating to the Annual Meeting will also be made available on the Internet to stockholders on the date that the proxy materials are first sent.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 15, 2025 as the record date for the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock on the Record Date is entitled to one vote for each share on all matters to be voted upon at the Annual Meeting. As of the close of business on the Record Date, there were approximately 2,083,285 shares of Common Stock outstanding and entitled to vote.

Quorum and Vote Required

Quorum. The holders of record of a majority of the aggregate voting power of the Common Stock issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. In the event there are not sufficient shares present to establish a quorum or to approve proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Vote Required. Holders of Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on. In the election of directors (Proposal 1), the Board will be elected by a plurality of the voting power of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Each stockholder is entitled to vote in favor or withhold his, her or its vote with respect to each individual nominee or all nominees. Votes that are withheld will have no effect on the outcome of the election of directors. The Company’s Bylaws provide that, except as otherwise provided by applicable law, the Company’s Certificate of Incorporation or the Bylaws, all matters other than the election of directors will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter, provided that a quorum is present. Consequently, the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal is required to approve Proposal 2 (Ratifying the Selection of Auditing Firm) and Proposal 3 (Advisory Vote on Executive Compensation). For the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4), the option that receives the highest number of votes cast by stockholders will be the frequency considered to have been selected by the stockholders.

Abstentions and Withheld Votes. Abstentions and (in the case of director elections) withheld votes will be counted for purposes of determining a quorum at the Annual Meeting. Withheld votes will have no effect on the outcome of Proposal 1 (Election of Directors). Abstentions will have the same effect as a vote against Proposal 2 (Ratifying the Selection of Auditing Firm), and Proposal 3 (Advisory Vote on Executive Compensation) and will have no effect on Proposal 4 (Advisory Vote on Executive Compensation Review Frequency).

Broker Discretionary Voting. If your shares are held in a brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote. If you do not give instructions to your brokerage firm or bank, it will still be able to vote your shares with respect to “discretionary” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” proposals. The Company expects that Proposal 2 (Ratifying the Selection of Auditing Firm) will be considered to be a discretionary proposal on which banks and brokerage firms may vote. The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote without instruction. Therefore, if you do not instruct your broker or bank regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals. In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Your failure to give instructions to your bank or broker will not affect the outcome of Proposal 1 (Election of Directors). Likewise, because broker non-votes are not deemed entitled to vote on Proposal 3 and will not be voted on Proposal 4, they will have no effect on the outcome of these proposals.

Shares Not Present in Person or by Proxy at the Annual Meeting. Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting and will have no impact on the outcome of any of the proposals to be voted upon at the Annual Meeting.

Expenses of Proxy Solicitation

Officers, directors and other employees of the Company may solicit proxies in person or by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

The Company will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting Methods

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 11, 2025.

Vote on the Internet

If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions provided on the secure website. If you vote on the Internet, you do not have to mail in a proxy card.

Vote by Telephone

You can also vote by telephone by calling 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on by telephone, you do not have to mail in a proxy card.

Vote by Mail

If you received printed proxy materials and choose to vote by mail, complete, sign and date the proxy card included with a paper copy of this proxy statement, and return it to the attention of the Company’s Secretary at the Company’s offices, at 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603. Please allow sufficient time before the date of the Annual Meeting for mailing if you decide to vote by mail.

Vote at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

If you submit a proxy by telephone or via the Internet you should not return the proxy card included with a paper copy of this proxy statement. If you hold your shares through a bank, broker or other nominee you should follow the voting instructions you receive from your bank, broker or other nominee.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking either of the following actions: (i) delivering to the Company’s Secretary a revocation of the proxy or a new proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. Stockholders may also revoke a prior proxy submitted by telephone or on the Internet by providing later voting instructions for voting of a later proxy prior to 11:59 P.M. Eastern Time the night of the last business day, June 11, 2025, before the date of the Annual Meeting.

Recommendation of the Board of Directors

The Board of Professional Diversity Network recommends that Professional Diversity Network stockholders vote FOR the election of each nominee for director (Proposal 1), FOR the ratification of the Company’s selection of Sassetti, LLC as the Company’s independent registered public accounting firm (Proposal 2), FOR the advisory vote on executive compensation (Proposal 3), and for the 1 Year option on the advisory vote on frequency of future advisory votes on the compensation of our names executive officers (Proposal 4).

PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS

Nominees for Director

The Board has nominated the five persons listed below to be elected as directors at the Annual Meeting. Directors are to be elected by a plurality vote of the voting power of the Common Stock present in person or by proxy at the Annual Meeting to serve until the next Annual Meeting and until their successors have been duly elected and qualified. All of the nominees are currently members of the Board.

The following table provides the name, age and position of each of our nominees of the Board as of the date of this proxy statement. There are no family relationships between our executive officers and directors or nominees.

Name	Age	Position
Katherine Lauderdale	71	Director (2), (3)
Eloisa Sultan	51	Director (1)
Ge Yi	48	Director (1), (3)
Long (Leo) Yi	49	Director (1), (2)
Hao (Howard) Zhang	56	Director (2), (3), Chairman of the Board
Michael D. Belsky *
Chris Renn *

(1)	Member of our audit committee.
(2)	Member of our compensation committee.
(3)	Member of our nominating and corporate governance committee
*	Served on the board until April, 2025

Set forth below is the name of each nominee for election to the Board, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company that employs such person, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships over the past five years in other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940 and the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

Katherine Lauderdale has almost 40 years of executive experience as chief legal officer of media companies offering television, radio, and digital media services. She has served as the Chief Legal Officer and Corporate Secretary of the Public Broadcasting Service (“PBS”) since 2002. Prior to that, she was the General Counsel and Senior Vice President of Window To The World, Inc. in Chicago, owner of public television station WTTW and commercial, classical radio station WFMT. She has significant experience with respect to governance issues, as well as intellectual property, labor and employment, regulatory, compliance, and transactional legal matters. Since 2021, Ms. Lauderdale as served on the Board of Directors of The Global Impact Investing Network (“The GIIN”), a non-profit corporation dedicated to increasing the scale and effectiveness of impact investing around the world. She is a graduate of New York University Law School and received her Bachelor’s degree from The Ohio State University.

Eloisa Sultan has served as professional medical and clinical liaison for over seven years. Since 2017, she has served at Invitrx Therapeutics as a medical liaison, sales and marketing leader, and clinical educator. In her role, she bridged physicians, developed internal relationships, and provided training necessary for patient studies and clinical research, among other topics. Prior to this, Ms. Sultan worked as a healthcare nurse coordinator, patient advocate, and clinical educator at Mission Healthcare from September 2014 to August 2017, and also served as a triage and admissions nurse at San Diego County Hospital from September 2006 to September 2009. She is a Certified BLS Instructor with the American Red Cross. She received associates education in biology, physiology, nursing at Mira Costa College in Encinitas, California and became a Licensed Nurse through Kaplan University in San Marcos, California.

Ge Yi has over 20 years of experience and expertise in the technology industry, including product marketing, payment, sales and account management, fundraising, global partnership development and maintenance. He started his career at FedEx Internet Solutions Group in Asia Pacific Headquarter in Singapore in 2000, then joined Intel Assembly and Testing Group as Joint Engineering Team (JET) chair and lead engineer for 4 years, before he led the product marketing team at a Sunnyvale based startup company, Telegent System, between 2007 and 2011. From 2012 to 2020, he was responsible for the international business growth at WeChat Marketing group as the head of WeChat Pay Americas and as a senior account executive of its cloud computing and technology group recently.

Long (Leo) Yi has served as Chief Financial Officer of Lakeside Holdings Limited (Nasdaq: LSH) since June 2024. He previously served as Chief Executive Officer of Bit Brother Limited (formerly known as Urban Tea Inc.), a company formerly listed on Nasdaq, from January 2018 to July 2021, and as the Chief Financial Officer of Baiyu Holdings, Inc. (formerly known as China Commercial Credit Inc.) (Nasdaq: BYU) from November 2012 to January 2018. Earlier in his career, he gained financial experience as Senior Group Financial Manager at AEM Components (2010–2012) and as Accounting Manager at SUTOR Technology Group (2008–2010). He holds two master’s degrees in accounting and finance from McGill University in Canada (2006) and University of Rotterdam in the Netherlands (2004). He earned his bachelor’s degree in accounting from Northeastern University in Shen Yang, China (1998). Mr. Yi is a certified public accountant in the state of Illinois

Hao (Howard) Zhang has been a member of the Board since November 2016, further elected as the Chairman of the Board in March 2020. Mr. Zhang is a private investor based in China. Mr. Zhang has served as a director of Wealth Power Global Trading Limited since June 2015. Mr. Zhang was nominated to our Board under the terms of a stockholders’ agreement entered into between the Company and CFL. The Board believes that Mr. Zhang is a valuable asset to the Board in light of his extensive experience in corporate governance.

Required Vote

In order to be elected to the Board, each nominee must receive a plurality of the voting power of the Common Stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board. Votes that are withheld and broker non-votes will have no effect on the election of directors. Unless instructions to the contrary are specified, as permitted by applicable law and the rules of the Nasdaq Stock Market, the proxy holders will vote the proxies received by them “FOR” each of the director nominees.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

Committees of the Board

Audit Committee. The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee’s primary functions are:

●	to assist the Board with the oversight of the Company’s financial reporting process, accounting functions and internal controls; and

●

the appointment, compensation, retention and oversight of the work of any registered public auditing firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Audit Committee currently consists of Long (Leo) Yi (Audit Committee Chair), Eloisa Sultan and Ge Yi, each of whom is deemed independent under the rules of the NASDAQ Stock Exchange. The Audit Committee held 4 meetings in 2024. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present. The Board has determined that Mr. Long (Leo) Yi is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Exchange Act. A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.ipdnusa.com. Information on the Company’s website is not incorporated by reference herein.

Compensation Committee. The Compensation Committee operates under a charter approved by the Board. The Compensation Committee’s primary functions are:

●

annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s overall compensation levels based on this evaluation;

●	annually reviewing and approving the annual base salaries and annual incentive opportunities of the Chief Executive Officer and the other executive officers;

●

reviewing and approving the following as they affect the Chief Executive Officer and the other executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; and (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and

●

monitoring and evaluating matters relating to the compensation and benefits structure of the Company as the Compensation Committee deems appropriate, including: (a) providing guidance to senior management on significant issues affecting compensation philosophy or policy and (b) evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

The Compensation Committee currently consists of Katherine Lauderdale (Compensation Committee Chair), Long (Leo) Yi and Hao (Howard) Zhang. The Compensation Committee held one meetings during 2024. The Compensation Committee also has authority to delegate its responsibilities to a subcommittee. The Company and the Compensation Committee may, from time to time, directly retain the services of consultants or other experts to assist the Company or the Compensation Committee, as the case may be, in connection with executive compensation matters. The Compensation Committee does not believe the risks from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.ipdnusa.com. Information on the Company’s website is not incorporated by reference herein.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The Nominating and Corporate Governance Committee’s primary functions are:

●	discharging the responsibilities of the Board relating to the appropriate size, functioning and needs of the Board, including the identification of qualified individuals to serve as Board members;

●	leadership of the Board in its annual self-evaluation; and

●	development, implementation, and monitoring of the Company’s corporate governance guidelines;

The fulfillment of the Nominating and Corporate Governance Committee’s primary functions include:

●	leading the search for individuals qualified to serve as members of the Board and conducting the appropriate inquiries with respect to such persons;

●	evaluating the size and composition of the Board and its committees and recommending any changes to the Board;

●	reviewing the qualifications of, and making recommendations regarding, director nominations submitted to the Company by stockholders;

●	reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members of each committee; and

●	reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed.

The Nominating and Corporate Governance Committee currently consists of Hao (Howard) Zhang (Nominating and Corporate Governance Committee Chair), Katherine Lauderdale, and Ge Yi. The Nominating and Corporate Governance Committee held one meeting during 2024. A copy of the charter of the Nominating and Corporate Governance Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.ipdnusa.com. Information on the Company’s website is not incorporated by reference herein.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2024, the Board held a total of 3 meetings in addition to acting by unanimous written consent a number of times. Each member of the Board attended at least 75% of the meetings of the Board and of the committees of which the director was a member during the fiscal year ended December 31, 2024. The Company does not have a policy regarding director attendance at Annual Meetings of stockholders; however, all directors are strongly encouraged to attend.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that each of Katherine Lauderdale, Eloisa Sultan, Ge Yi, Long (Leo) Yi, and Hao (Howard) Zhang are “independent directors” as defined by Rule 5605(a)(2) of the Nasdaq Stock Market. Under the terms of the stockholders’ agreement between CFL and the Company, CFL has right to designate one or more director nominees based on its proportionate voting power of our common stock. CFL currently owns approximately 14.8% of the total outstanding Common Stock of the Company and has appointed Mr. Hao (Howard) Zhang as director pursuant to its right under the stockholders’ agreement.

Board Leadership Structure

The Board does not have a policy requiring that the roles of Chief Executive Officer and Chairman of the Board be separate. The Board believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. Mr. Hao (Howard) Zhang was nominated as the Chairman of the Board by CFL pursuant to its right under the Stockholders’ Agreement. Additionally, because all of the Company’s five Board members and nominees have been determined by the Board to be “independent,” the Board believes that its current structure provides sufficient independent oversight of management given the Company’s current size, and therefore, the Board has not designated a lead independent director.

Board Leadership Diversity

BOARD DIVERSITY
Board Diversity Matrix for:	Professional Diversity Network Inc.
As of:	April 15, 2025
Total Number of Directors:	5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	3	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	3	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	1	0	0	0
White	0	0	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Board’s Role in Management of Risk

The Company faces numerous risks more fully described in the Company’s annual and quarterly reports filed with the SEC. The Company’s management bears responsibility for the day-to-day management of risks the Company faces and for communicating the most material risks to the Board and its committees. The Board, as a whole and through its committees, is responsible for company-wide oversight of risk management. The Board and its committees perform their risk management function principally through the receipt of regular reports, written or verbal, from management and discussions with management regarding risk assessment and risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes described and implemented by management are adequate and functioning as designed.

Board Nominee Process

The Board has adopted a Nominating and Corporate Governance Committee Charter, which includes the Company’s general director nomination policies.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) believes that it is in the best interest of the Company and its stockholders to obtain highly qualified candidates to serve as members of the Board. In addition to any past or future policies adopted by the Board, with respect to director nominations, the Nominating Committee will consider any additional factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee is able to assess the effectiveness of the Company’s policy regarding diversity through its regular, required monitoring of the composition of the Board and its committees. Further, in connection with such regular monitoring, the Nominating Committee Charter specifically requires the Nominating Committee to determine whether it may be appropriate to add individuals with different backgrounds or skills to the Board.

The Nominating Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the procedures governing such recommendations in the Company’s bylaws and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

Stockholder Communication with the Board of Directors

Stockholders may communicate with one or more directors or the Board as a whole by sending written communications addressed to such person or persons to the Secretary, Professional Diversity Network, Inc., 55 E. Monroe Street, Suite 2120, Chicago Illinois, 60603, or by sending electronic mail to investors@ipdn.com. All communications will be compiled by the Secretary and relayed to the applicable director or directors.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.ipdn.com. Any amendment to, or waiver from, a provision of such code of ethics will be posted on our website. Information on the Company’s website is not incorporated by reference herein.

Review of Related Party Transactions

The charter of the Company’s Audit Committee expressly states that the review and approval of related party transactions is among the responsibilities of the Audit Committee, unless otherwise delegated to another committee of the Board consisting solely of independent directors. A related party transaction is a transaction in which the Company is a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. The Audit Committee is authorized to engage independent counsel and other advisers as it determines necessary to carry out its duties, including with respect to its review of related party transactions. There are no additional policies stating the standards required to be met for such transactions to be approved; accordingly, the Audit Committee will act within its discretion, subject to its fiduciary and other duties, in deciding whether to approve any related party transaction.

EXECUTIVE COMPENSATION

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2024 for our Chief Executive Officer, and our most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $132,000. We refer to all individuals whose executive compensation is disclosed herein as our “named executive officers.” For the year ended December 31, 2024, our named executive officers were Adam He, our Chief Executive Officer, and Megan Bozzuto, our Interim Chief Financial Officer.

Our Compensation Committee is responsible for reviewing and evaluating the components of our compensation programs, including employee base salaries and benefit plans. The Compensation Committee will provide advice and recommendations to the Board on such matters. See “Corporate Governance-Meetings and Committees of the Board of Directors” for further details on the role of the compensation committee.

Compensation Consultants

The Company and the Compensation Committee may, from time to time, directly retain the services of consultants and other experts to assist the Company or the Compensation Committee in connection with executive compensation matters. Currently, the Company has not engaged any such compensation consultant.

Overview and Objectives of Compensation Program

The goal of the compensation program for our named executive officers is to retain and reward leaders who create long-term value for our stockholders. This goal affects the compensation elements we use and our compensation decisions. We have designed and implemented our compensation programs for our named executives to:

●	reward them for financial and operating performance;
●	align their interests with those of our stockholders; and
●	encourage them to remain with the Company.

Our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of:

●	salary;
●	non-equity (cash) incentive compensation (“bonus”) based upon annually determined performance criteria;
●

equity incentive compensation consisting of restricted common stock and/or options, which may be based upon annually determined performance criteria (which may contain a time based vesting schedule); and

●	other benefits.

In deciding on the type and amount of compensation for each executive, we focus almost exclusively on each executive’s current pay, rather than historic pay. We combine the compensation elements for each executive in a manner we believe optimizes the value for our stockholders and supports the goals of our compensation programs.

The following summarizes the compensation elements we use as tools to reward, retain and align the performance expectations of our named executives.

Base Salary and Discretionary Bonuses

Base salaries for our named executives are designed to provide competitive levels of compensation dependent on the scope of their responsibilities, their leadership skills and values, and their performance. For each named executive officer, we typically also grant discretionary bonuses either in cash and/or equity awards, for the prior year’s performance based upon management’s evaluation and the Compensation Committee’s qualitative assessment of each executive’s performance. This compensation element is in line with the stated goal of our compensation programs, namely retaining and rewarding leaders who create long-term value for our stockholders. The incentives are determined and approved by the Compensation Committee for performance against normalized corporate financial performance measures, such as revenue, EBITDA, adjusted EDITDA, and net income, in the committee’s discretion.

Long -Term Compensation — Equity Awards

We emphasize long-term variable compensation at the senior executive level because of our desire to reward effective long-term management and decision making and our desire to retain executive officers who have the potential to impact both our short-term and long-term profitability. We believe that providing Restricted Stock Units (RSUs) and Options are an effective means to focus our named executives on delivering long-term value to our stockholders. RSUs and Options allow us to reward and retain the named executives by offering them the opportunity to receive shares of our stock on the date the restrictions (if any) lapse as long as the named executive continues to be employed by the Company.

Other Compensation

We may provide our named executive officers with other benefits, reflected in the All Other Compensation column in the Summary Compensation Table if applicable, that we believe are reasonable, competitive and consistent with our overall compensation program and goals. The costs of these benefits constitute only a small percentage of each named executive officer’s total compensation. The named executive officers also may participate in the standard health insurance benefits offered to all employees.

Determination of Compensation

As part of our total overall compensation plan, the compensation for our named executive officers depends on the scope of their responsibilities, their leadership skills and values, and their individual performance, as well as the Company’s performance. Decisions regarding salary increases are affected by the named executives’ current salary and the amounts paid within and outside the Company. Base salary rates are reviewed on an annual basis and adjusted when appropriate by the Compensation Committee based upon changes in market conditions and the Company’s performance factors. When making decisions regarding compensation, we focus almost exclusively on each executive’s current pay, rather than historic pay.

The Compensation Committee exercises its discretion in initially making compensation decisions, after reviewing the performance of the Company and evaluating an executive’s prospects and performance during the year against established goals, operational performance, business responsibilities, and current compensation arrangements. The following is a summary of key considerations affecting the determination of compensation for the named executives:

Emphasis on Consistent Performance. Our compensation program provides a greater pay opportunity for executives who demonstrate superior performance for sustained periods of time. The amount of a named executive’s pay reflects the executive’s consistent contribution with the expectation of continued contribution to our success. Our emphasis on performance affects the discretionary annual cash bonus and equity incentive compensation awarded to the named executive. We incorporate current year and expected performance into our compensation decisions and percentage increases or decreases in the amount of annual compensation. For fiscal 2024, the criteria to determine overall compensation remained consistent with prior years and our stated philosophy.

Discretion and Judgment. We generally adhere to our historic practices in determining the amount and mix of compensation elements. Because of our reliance on the achievement of annual Company financial goals in determining the amount of plan-based compensation, short term changes in business performance can have a significant impact on the compensation of the named executive officers. We consider competitive market compensation paid by other companies of similar size and market capitalization, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on data of peer companies to determine executive compensation.

We do not have any specific apportionment goal with respect to the mix between equity incentive awards and cash payments. We generally attempt to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and performance through a combination of non-equity (cash) and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executives to deliver superior performance and retain them.

Significance of Company Results. The Compensation Committee primarily evaluates the named executives’ contributions to the Company’s overall performance rather than focusing only on the named executive’s individual function. The Compensation Committee believes that the named executive officers share the responsibility to support the goals and performance of the Company, as the executive members of the Company’s leadership team. While this compensation philosophy influences all of the committee’s compensation decisions, it has the biggest impact on annual non-equity incentive awards and, generally, discretionary bonuses.

Consideration of Risk. Our compensation programs are discretionary, balanced and focused on rewarding performance for both the current year and contributions to achievement of the Company’s long-term strategy. Under this structure, a greater amount of compensation can be achieved through consistent superior performance over sustained periods of time. Long-term incentive plan compensation in the form of restricted stock may be subject to vesting restrictions in whole or in part. We believe this provides strong incentives for our named executive officers to manage the Company for the long term while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. The elements of compensation are mixed among current non-equity (cash) payments and equity awards. With limited exceptions, the Compensation Committee retains the ability to adjust compensation for quality of performance and adherence to our values. The Company does not believe that its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Compensation for the Named Executive Officers in 2024

CEO Compensation

In determining Mr. He’s base salary compensation for 2024, the Compensation Committee considered his performance as CEO and the performance of the Company in fiscal year 2024. In addition, the Compensation Committee considered general trends of Company performance over the prior several years, outcomes related to growth and development activities and strategic initiatives and market conditions, as well as the responsibilities of the position and his strategic value to the Company. Mr. He and the Board continued to respond to the evolving economic conditions by focusing on the following performance framework (1) performing in a tough economic environment, (2) maintaining and maximizing financial flexibility, (3) optimizing sustainable cost containment and (4) protecting the Company’s reputation and long-term strategy. The Compensation Committee believes that Mr. He performed well in 2024 by executing on the established performance framework. The Compensation Committee believes Mr. He has performed at a high level and has approved his CEO salary at $250,000 annually. In determining his bonus for 2024, the committee noted that Mr. He's performance continued to be outstanding. In recognition of his leadership, Mr. He was awarded 120,000 restricted stock units, of which 40,000 shares were vested upon the grant date and the remainder vests in equal installments upon the first two anniversaries of the grant date, in July 2023 upon the execution of a new employment agreement, as described in more detail below. This grant was made pursuant to the 2023 Equity Compensation Plan and vested upon grant.

Interim CFO Compensation

Ms. Bozzuto has served as our Interim Chief Financial Officer of the Company since May 20, 2024. Ms. Bozzuto’s base salary was predicated on competitive market conditions for the scope of responsibility, leadership skills, and values. The Board of Directors approved an interim CFO gross base salary of $132,000 annually and a $20,000 value of Restricted Stock Units each year of Executive’s employment, granted annually at the end of each anniversary date. This grant was made pursuant to the 2023 Equity Compensation Plan and vested upon grant.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2024, 2023 and 2022, by the persons who served as our Chief Executive Officer and our most highly compensated executive officers, other than our Interim Chief Financial Officer, whose total compensation was in excess of $132,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Adam He, Chief Executive Officer	2024	$250,000	$-	$23,600	$-	$-	$273,600
	2023	$250,000	$10,000	$160,400	$-	$-	$420,400
	2022	$235,808	$-	$39,789	$-	$-	$275,597

Megan Bozzuto, Interim Chief Financial Officer (2)	2024	$132,000	$-	$20,000	$-	$-	$152,000

(1)

Amounts shown in this column represent stock awards made to each of the named executive officers as a result of the executives’ performance. All amounts reflected are as of the grant date. For further information on these awards, please see the discussion labeled “Overview and Objectives of Compensation Program” herein. The amounts for Stock Awards and Option Awards reflect the aggregate grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board ASC Topis 718. See Note 13 - Stock-Based Compensation to the Consolidated Financial Statements in our fiscal 2024 Annual Report on Form 10-K for additional information concerning this plan and related equity awards and valuation assumptions.

(2)	Ms. Bozzuto has served as our Interim Chief Financial Officer since May 20, 2024.

Employment Terms with Named Executive Officers

He’s Employment

On July 18, 2023 (the “He Effective Date”), the Company entered into a new employment agreement (the “He Employment Agreement”) with Mr. He, which will remain in effect until terminated in writing by either party or earlier terminated pursuant to the provisions of the He Employment Agreement. Under the He Employment Agreement, Mr. He will receive an annual base salary of $250,000, subject to adjustment in the sole discretion of the Board or the Compensation Committee of the Board; provided however, that such annual base salary may not be decreased during Mr. He’s employment period. Mr. He will be eligible to receive an annual incentive bonus up to fifty percent (50%) of his base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Compensation Committee. Mr. He will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.

Under the terms of the He Employment Agreement, Mr. He is subject to non-solicitation, non-competition and non-interference restrictive covenants during his employment and for the 12-month period following his termination. The He Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.

In addition, Mr. He is entitled to severance pay if he is terminated without “cause” or resigns for “good reason,” each as defined in the He Employment Agreement. Upon such termination, Mr. He will be entitled to receive an amount equal to 30 days of his base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of six months following his termination.

In connection with the approval of the He Employment Agreement, Mr. He also received an award of 120,000 restricted stock units. The RSUs vest in three equal installments over a two year period beginning on the grant date and ending July 2025.

Bozzuto’s Employment

On May 20, 2024, the Company assigned Ms. Bozzuto as Interim Chief Financial Officer with a base salary of $132,000 and $20,000 value of Restricted Stock Units each year of her employment, granted annually at the end of each anniversary date.

Under Ms. Bozzuto's term, she is subject to non-solicitation, non-competition and non-interference restrictive covenants during her employment and for the 12-month period following her termination.

Outstanding Equity Awards at December 31, 2024

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2024.

Option Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable	Option Exercise Price	Option Expiration Date	Number of shares of stock that have not vested	Market Value of shares or units that have not vested
			($)		(#)	($)

Adam He	1,500	-	$44.60	3/11/2029	4,000	$20,000
Megan Bozzuto	-	-			-	$-

(1)

Option Awards were granted pursuant to our 2013 Equity Compensation Plan. See also Note 13 —Stock-Based Compensation to the Consolidated Financial Statements in our fiscal year 2024 Annual Report on Form 10-K for additional information concerning this plan and related Option Awards and valuation assumptions.

(2)

Stock Awards were granted pursuant to our 2023 Equity Compensation Plan. See also Note 13 —Stock-Based Compensation to the Consolidated Financial Statements in our fiscal year 2024 Annual Report on Form 10-K for additional information concerning this plan and related Stock Awards. Market value of unvested awards is based on the closing price of our common stock on December 31, 2024, the last trading day of the fiscal year.

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed fiscal years. In determining the “compensation actually paid” to our named executive officers in the table below, we are required to make various adjustments to amounts reported in the Summary Compensation Table for this year and in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The “compensation actually paid” data reflected in the table below may not reflect amounts actually realized by our named executive officers. For information concerning the decisions made by our Compensation Committee with respect to compensation for the named executive officers for each fiscal year, please see the disclosure under “Determination of Compensation” above and the other narrative disclosure under the “Executive Compensation” section of this proxy statement.

The following table summarizes compensation paid to our principal executive officer (“PEO”) as set forth in our Summary Compensation Table, the adjusted values of compensation actually paid (“CAP”) to our PEO, average compensation paid to our named executive officers other than our PEO as set forth in our Summary Compensation Table, and the adjusted values of average CAP to our named executive officers other than our PEO, each as calculated in accordance with SEC rules, as well as certain Company performance measures, in each case for the three fiscal years ended December 31, 2024:

Year (1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 investment Based on Total Shareholder Return ($)(4)	Net Loss ($)(5)
2024	$273,600	$293,600	$152,000	$152,000	$26	$(2,511,965)
2023	$420,400	$420,400	$-	$-	$104	$(4,311,299)
2022	$275,597	$278,717	$-	$-	$106	$(2,602,722)

In each of the years presented in the table, Adam He served as our Chief Executive Officer. Our other NEO consisted of Megan Bozzuto, who served as Interim Chief Financial Officer in 2024.

The table below provides the adjustments to the Summary Compensation Table total compensation to arrive at the compensation actually paid to the PEO and the average for non-PEO named executive officers:

PEO
Adjustments to Determine Compensation "Actually Paid" for [PEO]	2024
Deduction for Amounts Reported under the "Stock Awards" and Option Awards Columns in the SCT	$(23,600)
Increase/deduction in Fair value of Awards Granted during the year that Remain Unvested as of Year end	20,000
Increase for Fair Value of Awards Granted during year that Vest during year	23,600
Increase/deduction for change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to the Year that were Outstanding and Unvested as of Year-end	-
Increase/deduction for change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to the Year that Vested during Year	-
Total Adjustments	$20,000

Average Non-PEO
Adjustments to Determine Compensation "Actually Paid" for [Non-PEO NEO's]	2024
Deduction for Amounts Reported under the "Stock Awards" and Option Awards Columns in the SCT	$(20,000)
Increase/deduction in Fair value of Awards Granted during the year that Remain Unvested as of Year end	-
Increase for Fair Value of Awards Granted during year that Vest during year	20,000
Increase/deduction for change in Fair Value from Prior Year-end to Current Year-end of Awards Granted Prior to the Year that were Outstanding and Unvested as of Year-end	-
Increase/deduction for change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to the Year that Vested during Year	-
Total Adjustments	$-

The following charts compare the relationship of the compensation actually paid to our CEO and the average compensation actually paid to our named executive officers other than our CEO to our total shareholder return (TSR) and our net income for the periods indicated.

Relationship Between CAP and TSR

Relationship Between CAP and Net Income

Compensation Actually Paid and Net Loss
Compensation Actually Paid
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$-
$(500,000)
$(1,000,000)
$(1,500,000)
$(2,000,000)
$(2,500,000)
$(3,000,000)
$(3,500,000)
$(4,000,000)
$(4,500,000)
$(5,000,000)
Net Loss
2024
2023
2022
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEO's
Net Loss

Director Compensation

During 2024, we paid our non-employee directors the following fees in cash: (1) $5,000 annual retainer fee, (2) $25,000 of Restricted Stock Units which vest after one year, (3) a $1,000 retainer for those directors serving on the Audit Committee and a $4,000 retainer for the Audit Committee Chair, (4) a $500 retainer for those directors serving on the Compensation Committee and a $1,000 retainer for the Compensation Committee Chair, and (4) a $500 retainer for those directors serving on the Nominating and Corporate Governance Committee and a $1,000 retainer for the Nominating and Corporate Governance Committee Chair.

The following table details the total compensation earned by the Company’s non-employee directors in 2024:

	2024
	Fees Earned or	All Other
	Paid in Cash	Compensation	Total
	($)	($)	($)
Michael Belsky	8,584	25,000	33,584
Katherine Lauderdale	3,709	25,000	28,709
Chris Renn	8,749	25,000	33,749
Ge Yi	6,041	25,000	31,041
Hao Zhang	8,000	25,000	33,000

(1)

Amounts shown in the “Fees Earned or Paid in Cash” column represent the sum of all annual board service and committee fees earned or cash payments made to the indicated non-employee directors during the fiscal year ended December 31, 2024. It does not include any expense reimbursement.

(2)

Amounts shown in “Stock Awards” represent Restricted Stock Units granted pursuant to our 2023 Equity Compensation Plan. The amounts for Stock Awards reflect the aggregate grant date fair value of such awards, computed in accordance with Financial Accounting Standards Board ASC Topic 718. See Note 13 — Stock-Based Compensation to the Consolidated Financial Statements in our fiscal 2024 Annual Report on Form 10-K for additional information concerning this plan and related Stock Awards and valuation assumptions.

*	Served on the board until April, 2025

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Sassetti, LLC (“Sassetti”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Although the Company’s governing documents do not require the submission of this matter to stockholders, the Board of Directors considers it desirable that the appointment of Sassetti be ratified by the stockholders. In addition, even if the stockholders ratify the selection of Sassetti, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Sassetti are expected to attend the Annual Meeting to make such statements as they may desire and respond to appropriate questions that may be asked by stockholders.

The Audit Committee and the Board recommend that you ratify this appointment.

Vote Required

The affirmative vote of a majority of the voting power of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to ratify the selection of Sassetti, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Say-On-Pay)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders a non-binding, advisory vote to approve the compensation of our named executive officers. This vote is sometimes referred to as a “say-on-pay vote.” Although this advisory vote is nonbinding, the Compensation Committee of our Board will review and consider the voting results when making future decisions regarding our named executive officer compensation and related executive compensation programs.

As described in more detail above, our executive compensation program is comprised principally of salary, long-term equity awards and cash or stock bonuses designed to: (i) attract, motivate and retain key executives who are critical to our success, (ii) align the interests of our executives with stockholder value and our financial performance and (iii) achieve a balanced package that would attract and retain highly qualified senior officers and appropriately reflect each such officer’s individual performance and contributions. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its senior executives to assess risk and to confirm that the structure is still aligned with the Company’s long-term strategic goals.

Before you vote on the resolution below, please read the entire “Executive Compensation” section, including the tables, together with the related narrative disclosure and footnotes, beginning on page 11 of this Proxy Statement. Note, as a “smaller reporting company,” we are obligated to provide compensation disclosures pursuant to Item 402 (m) through (q) of Regulation S-K promulgated under the Security Exchange Act of 1934 (“Regulation S-K”). Even though, as a smaller reporting company, we are exempt from compensation discussion and analysis by the executive compensation requirements of Item 402(b) of Regulation S-K, we have provided narrative information regarding our objectives and practices regarding executive compensation in order to give our stockholders transparency into our compensation philosophy and practices.

For the reasons provided, the Board is asking stockholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that stockholders approve the compensation paid to our named executive officers set forth under the caption “Executive Compensation” in this Proxy Statement (including the compensation tables and related narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF  FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Say-On-Frequency)

The Dodd-Frank Act, also provides that shareholders must be given the opportunity every six years to vote, on an advisory, non-binding basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal No. 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board has determined that an annual advisory Say-on-Pay vote will allow the Company’s shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore the Company looks forward to hearing from shareholders as to their preference on the frequency of holding future Say-on-Pay votes.

This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on Say-on-Pay.

Although the Board recommends a “say-on-pay” vote every year, shareholders are not voting to approve or disapprove of the Board’s recommendation. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “1 YEAR” ON PROPOSAL 4.

EXECUTIVE OFFICERS

The following table provides the name, age and position of each of our executive officers. There are no family relationships between or among our executive officers and directors.

Name	Age	Position
Adam He	52	Chief Executive Officer
Megan Bozzuto	46	Interim Chief Financial Officer

Adam He joined the Board in January 2018, initially serving as audit committee chair of the Board. He was appointed as the Company’s Chief Financial Officer in March 2019 and stepped down from the Board in connection with such appointment, and further acted as the Chief Executive Officer in June 2020. Mr. He has been the Chief Financial Officer of Wanda USA Group, a Fortune Global 500 company, since May 2012, where he managed two projects: a 101-story landmark “Vista Tower” development in downtown Chicago, and NYSE traded AMC Entertainment Holdings, Inc., the largest movie exhibitor owning and operating 660 theatres primarily located in the United States. He served as the Audit Chair on the Board of Baosheng Media Group (NASDAQ: BAOS) from February 2021 to February 2022. He has served as an independent director of Mars Acquisition Corp (NASDAQ: MARX) since May 2021. He also served as a director of Faraday Future Intelligent Electric Inc (NASDAQ: FFIE) from September 2022 through July 2023. From 2010 to 2012, he served as Financial Controller of NYSE listed Xinyuan Real Estate Co., a top developer of large scale, high quality residential real estate projects. Previously, Mr. He served as an auditor at Ernst & Young, LLP in New York, and held various roles at Chinatex Corporation and an architecture company. He is a member of the Financial Executives International and vice chair of the China General Chamber of Commerce Chicago. Mr. He obtained a Master of Science in Taxation from Central University of Finance and Economics in Beijing, and a Master of Science in Accounting from Seton Hall University in New Jersey. He is a Certified Public Accountant, both in China and in US.

Megan Bozzuto has been appointed as Interim Chief Financial Officer, effective May 20, 2024. Ms. Bozzuto brings over two decades of experience in Accounting, Finance, and Marketing. Her extensive background includes positions such as Internal Audit Manager at Take2Interactive and Financial Analyst at IBM, where she specialized in internal controls, financial management, and audit processes. She holds a Bachelor of Science degree in Accounting Information Systems from Bentley University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 15, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon a total of 2,083,285 shares of Common Stock outstanding as of April 15, 2025.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the date that is 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 55 E. Monroe, Suite 2120, Chicago, Illinois 60603.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class
5% Stockholders
Aurous Vertex Limited	350,000	16.8%
Cosmic Forward Limited	269,227	12.9%
Koala Malta	199,975	9.6%
Executive Officers and Directors
Adam He (1)	132,094	6.3%
Megan Bozzuto	949	*
Hao (Howard) Zhang (1)	9,737	*
Ge Yi (1)	4,237	*
Katherine Lauderdale (1)	3,703	*
Eloisa Sultan(1)	-	*
Long (Leo) Yi(1)	-	*
Directors and officers as a group (5 persons)	150,720	7.2%
(1)	Including restricted stock units scheduled to vest on June 15, 2025.
*	Less than 1%

Aurous Vertex Limited Share Ownership

On December 19, 2024, the Company entered into a stock purchase agreement with Aurous Vertex Limited (the “Investor”), a British Virgin Islands company, in connection with the purchase by the Investor of 250,000 shares of common stock at a price of $6.00 per share for aggregate gross proceeds of $1.5 million. In the agreement, Aurous Vertex Limited has an option to purchase an additional 100,000 shares of Common Stock at a subsequent closing. The purchase price per share of the additional 100,000 shares of Common Stock will be the lesser of (a) $6.00 per share and (b) the closing price of the Common Stock on the date that Investor delivers its written notice to the Company of its election to purchase the Second Closing Shares as described above.

On February 25, 2025, Aurous Vertex Limited delivered a written notice to the Company exercising its option to purchase an additional 100,000 shares of common stock. The Company subsequently issued 100,000 shares at a purchase price of $3.385 per share, resulting in aggregate gross proceeds of $338,500. Following the closing of the transaction, Aurous Vertex Limited owns a total of 350,000 shares of common stock, representing approximately 16.8% of the Company’s total outstanding shares.

Cosmic Forwarded Limited Share Ownership

On August 12, 2016, the Company entered into a stock purchase agreement (the “Purchase Agreement”), with CFL, a Republic of Seychelles company wholly-owned by a group of Chinese investors. Pursuant to the Purchase Agreement, the Company agreed to issue and sell to CFL, and CFL agreed to purchase, upon the terms and subject to the conditions set forth in the Purchase Agreement, a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), such that CFL would hold shares of Common Stock equal to approximately 51% of the outstanding shares of Common Stock, determined on a fully-diluted basis, after giving effect to the consummation of the transactions contemplated by the Purchase Agreement.

At the closing of the CFL Transaction, the Company entered into a Stockholders’ Agreement, dated November 7, 2016 (the “Stockholders’ Agreement”) with CFL and each of its shareholders: Maoji (Michael) Wang, Jingbo Song, Yong Xiong Zheng and Nan Kou (the “CFL Shareholders”). The Stockholders’ Agreement sets forth the agreement of the Company, CFL and the CFL Shareholders relating to board representation rights, transfer restrictions, standstill provisions, voting, registration rights and other matters following the closing of the Share Issuance and Sale.

On September 22, 2021, the Company entered into a stock purchase agreement with CFL, in which the Company sold 47,438 shares of its common stock at a price per share of $21.00 for gross proceeds of approximately $1,000,000. On October 30, 2021, CFL entered into a transfer stock agreement with a former shareholder of the Company to purchase an additional 37,587 shares of its common stock.

In December 2023, we entered into a stock purchase agreement with CFL, in which we sold 12,267 shares of our common stock at a price per share of $16.30 for gross proceeds of approximately $200,000.

As discussed elsewhere in this Proxy Statement, CFL also has the right to nominate certain number of directors on our Board. As of the date of this Proxy Statement, CFL beneficially owns approximately 12.9% of the Company’s total outstanding common stock and has ceased to be a controlling stockholder of the Company, although it remains the largest stockholder of the Company. Hao (Howard) Zhang, the Chairman of our board, is the only director nominated by CFL. The decrease in CFL’s percentage of the Company’s total outstanding common stock is a result of dilution from other equity offerings.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2024, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted - average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2013 Equity Compensation Plan (1)	2,806	$90.40	-
2023 Equity Compensation Plan (2)	24,653	—	48,894
Equity compensation plans not approved by our stockholders	—	—	—
Total	27,459	$90.40	48,894

(1) Includes outstanding stock options to purchase shares of our common stock pursuant to the Company’s 2013 Equity Compensation Plan, as amended, as approved by our stockholders.

(2) Includes outstanding restricted stock awards pursuant to the Company’s 2023 Equity Compensation Plan, as approved by our stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three directors, each of whom is an independent director as defined by applicable law and Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board.

Management is responsible for the Company’s internal controls and the financial reporting process. Sassetti, LLC, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

The Audit Committee has met and held discussions with management and Sassetti, LLC regarding the Company’s audited financial statements, the adequacy of the Company’s internal controls, the results of the audit, the overall quality of the Company’s financial reporting and any other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Audit Committee of the Board furnished the foregoing report on its activities during the fiscal year ended December 31, 2024. The report is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (“SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference.

SUBMITTED BY THE AUDIT COMMITTEE

Long (Leo) Yi (Audit Committee Chair)
Eloisa Sultan
Ge Yi

Independent Registered Public Accounting Firm

Sassetti, LLC (PCAOB ID No. 29) has served as the Company's auditor since 2022. The following table summarizes accounting fees related to professional services rendered to the Company.

Fees:	2024	2023
Audit Fees	$130,000	$123,000
Audit -Related Fees	600	10,500
Tax Fees	-	-
All Other Fees	-	-
Total	$130,600	$133,500

Audit Fees. For the fiscal years ended December 31, 2024 and 2023, the “Audit Fees” reported above were earned or billed for professional services rendered related to the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, services normally provided by the current independent auditors in connection with statutory and regulatory filings and engagements, and comfort letters and consents.

Audit-Related Fees. Audit-related fees consists of professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees above.

Tax Fees. Tax fees consist principally of professional services rendered for tax compliance and tax advice. There were no such services rendered in during fiscal 2024 or 2023.

All Other Fees. The Company did not pay any other fees for products and services that are not disclosed in the previous categories during fiscal 2024 or 2023.

Pre-Approval Policy and Independence

The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided during the following fiscal year. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit-related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Exchange Act, the Company is required to disclose the approval by the Audit Committee of non-audit services performed by the Company’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, all audit-related fees, tax fees (if any) and all other fees (if any), and the services rendered in connection with those fees, as reported in the table shown above, were approved by the Company’s Audit Committee.

The Audit Committee considered the fact that Sassetti, LLC has not provided non-audit services to us, which the committee determined was compatible with maintaining auditor independence.

TRANSACTIONS WITH RELATED PERSONS

              In June, 2024, the Company entered into a stock purchase agreement with Eighty-eight Investment LLC, a Delaware limited liability company wholly owned and controlled by Mr. Adam He, our Chief Executive Officer. This purchase of 100,000 shares of our common stock at a price of $4.95 per share provided aggregate proceeds of $495,000. The purchase price represented the last consolidated closing bid price on the Nasdaq Capital Market prior to the execution of the agreement, in accordance with the requirements of Nasdaq Listing Rule 5635(c) and applicable Nasdaq interpretations. Except as set forth in the previous sentence, there have been no transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2024, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in Professional Diversity Network’s proxy materials for the 2025 annual meeting of stockholders, any proposal must be received by Wednesday, January 1, 2025 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, Professional Diversity Network’s bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, except in the case where the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one year anniversary of the prior year’s meeting, a stockholder must provide written notice delivered to the Secretary of Professional Diversity Network not less than ninety (90) days nor more than one hundred twenty (120) days before the one-year anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. Accordingly, any notice of a stockholder nomination or other business to be brought before the next Annual Meeting (other than under Rule 14a-8 as described above) will need to be delivered not later than January 31, 2026 nor earlier than January 1, 2026, in order to be timely given.

The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.

In addition to satisfying the foregoing requirements under the Company’s bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026 (or, if the 2026 annual meeting is more than 30 days before or after the anniversary of this year’s annual meeting, by the later of 60 days prior to the date of the meeting or the tenth day following public disclosure of the date for such annual meeting).

All notices of nominations or proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to Professional Diversity Network, Inc., 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, Attention: Secretary. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Professional Diversity Network.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because the Company did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single set of proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of common stock. If your family has multiple accounts by which you hold common stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

GENERAL INFORMATION

Voting Procedures

All matters specified in this proxy statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:30 a.m. Central Time and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Recording video and taking photographs will not be permitted during the meeting.

By Order of the Board of Directors

/s/ Hao (Howard) Zhang
Hao (Howard) Zhang
Chairman of the Board

Chicago, Illinois

May 1, 2025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the website, and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73556-P33100 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PROFESSIONAL DIVERSITY NETWORK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Katherine Lauderdale
02) Eloisa Sultan
03) Ge Yi
04) Long Yi
05) Hao (Howard) Zhang

The Board of Directors recommends you vote FOR proposals 2, and 3, and for the option of "1 YEAR" under proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V73557-P33100

PROFESSIONAL DIVERSITY NETWORK, INC.
Annual Meeting of Stockholders
June 12, 2025 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Xin (Adam) He, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PROFESSIONAL DIVERSITY NETWORK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CT on June 12, 2025, at the office of the company located at 55 E. Monroe Street, Suite 2120, Chicago, IL 60603, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side